Exhibit 21

NAME OF SUBSIDIARY:	STATE/COUNTRY OF INCORPORATION:
Hydratight Angola Lda	Angola
Actuant Australia Pty. Ltd.	Australia
Enerpac Energy (Australia) Pty. Ltd.	Australia
Cortland Company Australia Pty. Ltd.	Australia
Hydratight (Asia Pacific) Pty. Ltd.	Australia
HTL Australasia Pty. Ltd.	Australia
Hydratight Equipamentos Servicos e Industria Ltda.	Brazil
Actuant Canada Corporation	Canada
Actuant China Industries Co. Ltd.	China
Actuant China Ltd.	China
Actuant Shanghai Trading Co. Ltd.	China
Actuant Cyprus Ltd	Cyprus
Enerpac International Holdings, Inc.	Delaware
Cortland Company, Inc	Delaware
ETG Worldwide Holdings II LLC	Delaware
Hydratight Operations, Inc.	Delaware
Actuant Europe Holdings SAS	France
Actuant France SAS	France
Hydratight SAS	France
Actuant GmbH	Germany
Hydratight Injectaseal Deutschland GmbH	Germany
Actuant Global Sourcing, Ltd.	Hong Kong
Actuant Hungary Holding Kft.	Hungary
ATU Hungary Holding Kft.	Hungary
Enerpac India Pvt. Ltd.	India
Engineered Solutions LP	Indiana
Enerpac SpA	Italy
Enerpac Co. Ltd	Japan
Actuant Holding Kazakhstan LLP	Kazakhstan
Actuant JV Kazakhstan LLP	Kazakhstan
Hydratight Operating Company Kazakhstan LLP	Kazakhstan
Actuant Mexico Holdings S. de R.L. de C.V.	Mexico
Actuant Europe CV	Netherlands
Applied Power Europa BV	Netherlands
ATU Euro Finance BV	Netherlands
ATU Global Holdings CV	Netherlands
ATU Global Holdings II BV	Netherlands
BML Global Holdings CV	Netherlands
Enerpac BV	Netherlands
Enerpac Heavy Lifting Technology BV	Netherlands
Enerpac Investments, Inc.	Nevada
ETG M.E. Investments, LLC	Nevada
ETG Worldwide Holdings I Inc.	New York
Enerpac AS	Norway
Venice Holdings AS	Norway

Venice Norge AS	Norway
Enerpac Eastern Europe SP. ZO.O	Poland
Hydratight Arabia Limited	Saudi Arabia
Actuant Asia Pte. Ltd.	Singapore
Enerpac Asia Pte. Ltd.	Singapore
Actuant Operations Singapore Pte Ltd.	Singapore
Venice (Singapore) Pte Ltd.	Singapore
Venice Holdings (Singapore) Pte Ltd.	Singapore
Enerpac Africa (Pty) Ltd.	South Africa
Actuant Korea Ltd.	South Korea
Actuant Middle East Holdings, S.L.	Spain
Enerpac Spain, S.L.	Spain
Larzep, S.A.	Spain
Actuant Holdings AB	Sweden
Actuant Sweden HB	Sweden
Enerpac Scandinavia AB	Sweden
Hydratight Ltd.	Trinidad
Enerpac Ltd.	UK
BML PN Ltd	UK
CAM 1 Ltd	UK
Cortland UK Holdings Limited	UK
D.L. Ricci Ltd	UK
Enerpac Acquisitions Ltd.	UK
Enerpac Acquisitions Finance Ltd.	UK
Enerpac Energy Ltd.	UK
Enerpac Finance Ltd	UK
Enerpac Global Financing Limited	UK
Enerpac Holdings Ltd.	UK
Enerpac International Ltd.	UK
ETG Asia Holdings Ltd	UK
ETG Global Holdings Ltd	UK
ETG Investments Ltd	UK
Equalizer International Ltd.	UK
HTL Group Limited	UK
HT Global Holdings Limited	UK
Hydratight Ltd.	UK
Hydratight Operations, Ltd.	UK
Venice Fundco Ltd.	UK
Venice Topco Ltd.	UK
Enerpac Middle East FZE	United Arab Emirates
Hydratight FZE	United Arab Emirates